Media Contact Cydney Williams 918.588.6506 C.Williams@bokf.com BOK Financial names new chief accounting officer TULSA, Okla.-- BOK Financial Corporation has named Mike Rogers, CPA, as chief accounting officer effective upon the retirement of John Morrow in September 2022. The appointment came after the announcement that Morrow was retiring after 30 years with BOK Financial. Rogers is an accounting and finance professional with almost 30 years of experience including half his career in public accounting, reaching the position of audit partner at a regional firm. He has extensive public company experience with years of SEC reporting and initial public offerings. “Our company was incredibly fortunate to have John Morrow as our CAO. We can’t thank him enough for his dedication to BOK Financial,” said Steven Nell, chief financial officer for BOK Financial. “Mike’s industry experience and education make him uniquely qualified to take on the duties of chief accounting officer for BOK Financial, and we look forward to welcoming him to our company,” said Nell. “His wealth of knowledge and experience in public accounting, which included banking experience, and other various industries, from manufacturing to technology and energy, will be an asset to BOK Financial.” “I am excited to step into this role,” said Rogers. “BOK Financial has a rich history and an impressive reputation, and I’m thrilled to be putting my experience and passion to work with their team.” Immediately prior to joining the company, Rogers served as the chief accounting officer for T.D. Williamson Inc., a privately held international manufacturing and services company. He received his bachelor’s degree in accounting from Baylor University. BOK Financial Corporation is a more than $47 billion regional financial services company headquartered in Tulsa, Okla. with more than $101 billion in assets under management and administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc.; BOK Financial Private Wealth; and BOK Financial Insurance, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management and BOK Financial Asset Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque, Bank of Oklahoma, Bank of Texas and BOK Financial (in Arizona, Arkansas, Colorado, Kansas and Missouri); as well as having limited purpose offices in Nebraska, Milwaukee and Connecticut. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment, trust and insurance services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.